Exhibit 4.2

                  --------------------------------------------

                               EXCHANGE AGREEMENT

                  --------------------------------------------

                           dated as of March 11, 2003

                                      among

                                 HUGH M. HEFNER,

                                PLAYBOY.COM, INC.

                               PEI HOLDINGS, INC.

                                       and

                            PLAYBOY ENTERPRISES, INC.

                               EXCHANGE AGREEMENT

            EXCHANGE AGREEMENT, dated as of March 11, 2003 (this "Agreement"), among Hugh M. Hefner, an individual (the "Holder"), Playboy.com, Inc., a Delaware corporation ("Playboy.com"), PEI Holdings, Inc., a Delaware corporation ("Holdings"), and Playboy Enterprises, Inc., a Delaware corporation ("Parent").

                                    RECITALS

            WHEREAS, on September 26, 2001, Playboy.com issued a promissory note, pursuant to which it promised to pay to the order of the Holder the principal amount of five million dollars ($5,000,000), together with interest incurred thereon, as therein provided;

            WHEREAS, on July 1, 2002, Playboy.com and the Holder entered into Amendment No. 1 to the September 26, 2001 note (such note, as so amended, the "First Note") in order to, among other things, modify the repayment provisions thereof;

            WHEREAS, on December 17, 2001, Playboy.com issued a promissory note (the "Second Note"), pursuant to which it promised to pay to the order of the Holder the principal amount of up to ten million dollars ($10,000,000), together with interest incurred thereon, as therein provided, and the Holder agreed to lend to Playboy.com such amounts as Playboy.com may request between such date and December 31, 2002, as therein provided;

            WHEREAS, on or prior to December 31, 2002, the Holder lent to Playboy.com an aggregate of ten million dollars ($10,000,000) pursuant to the Second Note, such that the principal amount of the Second Note is currently ten million dollars ($10,000,000);

            WHEREAS, on September 27, 2002, Playboy.com issued a promissory note (the "Third Note," and, together with the First Note and the Second Note, collectively, the "Original Notes"), pursuant to which it promised to pay to the order of the Holder the principal amount of twelve million two hundred thirty-five thousand four hundred ninety and 69/100ths dollars ($12,235,490.69), together with interest incurred thereon, as therein provided;

            WHEREAS, in connection with a proposed refinancing of Parent and its subsidiaries, including the repayment of outstanding indebtedness under Holdings' existing credit agreement with a group of banks (the "Refinancing"), Holdings has agreed to issue and sell a series of senior secured notes (the "Secured Notes"), which would be guaranteed by Parent and specified subsidiaries of Holdings, pursuant to that certain Purchase Agreement, dated March 6, 2003, among Holdings, Parent, the Subsidiary Guarantors (as defined therein) listed on Schedule B thereto and the several Initial Purchasers named in Schedule A thereto (the "Initial Purchasers");

            WHEREAS, as a condition to their willingness to purchase the Secured Notes, the Initial Purchasers have required that the indebtedness of Playboy.com represented by the Original Notes be restructured;

            WHEREAS, it is proposed that the Holder, Parent, Holdings and Playboy.com enter into and consummate the transactions contemplated by this Agreement, including (i) the surrender by the Holder of the Original Notes in exchange for (A) the payment to the Holder of $500,000, (B) the issuance to the Holder of an aggregate of one thousand (1,000) shares of Series A Exchangeable Preferred Stock, par value $0.01 per share, of Holdings (the "Holdings Series A Preferred Stock") and (C) the issuance to the Holder of an aggregate of one thousand six hundred seventy-three and five hundred forty-nine thousand sixty-nine millionths (1,673.549069) shares of Series B Exchangeable Preferred Stock, par value $0.01 per share, of Holdings (the "Holdings Series B Preferred Stock") and (ii) the subsequent exchange, pursuant to the terms of the Holdings Series A Preferred Stock and the Holdings Series B Preferred Stock, respectively, of the Holdings Series A Preferred Stock for shares of Class B Common Stock, par value $0.01 per share, of Parent (the "Parent Class B Common Stock") and of the Holdings Series B Preferred Stock for shares of a newly created series of preferred stock, par value $0.01 per share, of Parent (the "Parent Series A Preferred Stock") with the powers, designation, dividend rights, voting powers, rights on liquidation, redemption rights and other preferences and relative, participating, optional or other special rights and with the qualifications, limitations or restrictions on the shares of such series of preferred stock to be governed by the Certificate of the Designations, Powers, Preferences and Rights of Series A Convertible Preferred Stock of Playboy Enterprises, Inc. (the "Parent Series A Certificate of Designations") in the form attached hereto as Exhibit A;

            WHEREAS, the board of directors of Parent (the "Board") has established a special committee of the Board (the "Special Committee") for the purpose of evaluating, negotiating and approving the restructuring of the terms of the Original Notes;

            WHEREAS, the Special Committee has, with the assistance of legal and financial advisors selected by it, informed itself about, and has negotiated, the restructuring of the Original Notes and, in connection therewith, received the opinion of its financial advisors that the restructuring of the Original Notes on the terms set forth in this Agreement (the "Debt Restructuring") was fair to Parent and its stockholders, from a financial point of view, as of the date of such opinion;

            WHEREAS, the Special Committee has determined that the terms of the Debt Restructuring are in the best interests of Parent and its stockholders and has approved this Agreement and the Debt Restructuring and has recommended that the Board approve and declare advisable this Agreement and the Debt Restructuring and take all actions required to be taken of the full board to effectuate the foregoing, and the Board, has effected such approval and taken such action;

            WHEREAS, the Holder wishes to facilitate the Refinancing and the issuance and sale of the Secured Notes by engaging in the transactions provided for herein;

            WHEREAS, Holdings has heretofore amended its certificate of incorporation to provide for the issuance of preferred stock in one or more classes or series and has filed with the Secretary of State of the State of Delaware (the "Delaware Secretary") certificates of designations setting forth the powers, designations, dividend rights, voting powers, rights on liquidation, redemption rights and other preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of the shares of Holdings Series A Preferred Stock and Holdings Series B Preferred Stock;

            WHEREAS, the certificate of incorporation of Parent (the "Parent Charter") does not currently authorize preferred stock;

            WHEREAS, Parent and the Holder wish to cause the amendment of the Parent Charter to authorize the issuance by Parent of preferred stock in one or more series and to give the board of directors of Parent the authority to provide by resolution for the creation and issuance of any series thereof and for the terms of any such series (the "Charter Amendment"); and

            WHEREAS, the Charter Amendment, and the issuance to Holder of the Parent Class B Common Stock in exchange for the Holdings Series B Preferred Stock as contemplated hereby, are subject to prior approval by the holders of Class A Common Stock, par value $0.01 per share, of Parent ("Parent Class A Common Stock"); and

            WHEREAS, the Holder, as the beneficial owner of more than 50 percent of the outstanding Parent Class A Common Stock, may, in accordance with the Parent Charter, effect such prior approval by written consent and has executed such written consent, a copy of which is attached hereto as Exhibit B.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the parties hereto agrees as follows:

                                    ARTICLE I
                              EXCHANGE AND RELEASE

            Section 1.1 Exchange. Subject to the terms and conditions set forth herein, simultaneously with the closing of the sale of the Secured Notes to the Initial Purchasers (the "Secured Note Closing"), in exchange for the surrender by the Holder to Holdings of the Original Notes, Holdings shall pay to Holder five hundred thousand dollars ($500,000) in cash in immediately available funds (the "Exchange Cash") in accordance with the wire transfer instructions provided by Holder and shall issue to Holder 1,000 shares of Holdings Series A Preferred Stock (the "Exchange A Shares") and one thousand six hundred seventy-three and five hundred forty-nine thousand sixty-nine millionths (1,673.549069) shares of Holdings Series B Preferred Stock (together with the Exchange A Shares, the "Exchange Shares"). The Original Notes shall thereupon be cancelled. The consummation of the exchange of the Original Notes for the Exchange Cash and Exchange Shares as described in this Section 1.1 (the "Debt Exchange") is referred to as the "Debt Exchange Closing."

            Section 1.2 Debt Exchange Closing Deliveries. Upon the Debt Exchange Closing, Holdings will deliver or cause to be delivered to the Holder certificates registered in the name of the Holder evidencing the Exchange Shares, and the Holder will deliver to Holdings each of the Original Notes; provided, however, that in no event shall the delivery of such certificates or the Original Notes be a condition to the Debt Exchange Closing.

            Section 1.3 Debt Exchange Release. Upon the Debt Exchange Closing, Playboy.com's indebtedness under the Original Notes will be immediately extinguished and cancelled, and any and all obligations of Parent and its subsidiaries in respect of the Original Notes (including, without limitation, that certain agreement by and between the Holder and Parent, dated December 17, 2001 (the "Letter Agreement," relating to certain redemption obligations with respect to Series A Preferred Stock of Playboy.com) shall be terminated and released and be of no further force and effect. The Holder hereby, with effect from and after the Debt Exchange Closing, irrevocably waives, releases and forever discharges Parent and its subsidiaries and each of Parent's and such subsidiaries' respective successors, predecessors, assigns, affiliates, subsidiaries and divisions and each and all of their respective directors, officers, stockholders, employees, representatives and agents (the "Releasees") from any and all actions, causes of action, suits, claims, demands, proceedings, orders, judgments, obligations, rights, privileges, covenants, contracts, agreements, debts, dues, sums of money, deliveries and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity (collectively, "Claims") which the Holder and his heirs, executors, administrators, successors and assigns may then have, ever will have had or may thereafter have against the Releasees in connection with, or related directly or indirectly to, the Original Notes (including, without limitation, the Letter Agreement) or the indebtedness or obligations represented thereby or the terms of such indebtedness or Letter Agreement, but not including any claims arising out of any breach by Holdings or Parent of their respective obligations under this Agreement.

            Section 1.4 Filing of Designations and Information Statement; Stockholder Approval. As soon as practicable after the Debt Exchange Closing, Parent shall file with the Securities and Exchange Commission and mail to stockholders of Parent an information statement relating to the approval by holders of Parent Class A Common Stock, as evidenced by the Holder's irrevocable written consent attached hereto as Exhibit B, of the Charter Amendment and the issuance to the Holder of shares of Parent Class B Common Stock and Parent Series A Preferred Stock in accordance with terms of the Exchange Shares as set forth in the applicable certificates of designations.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE HOLDER

      The Holder represents and warrants to Parent, Holdings and Playboy.com as follows:

            Section 2.1 Ownership of Notes. The Holder is the sole record owner of and Beneficially Owns (as defined in Section 3.4(a)) the Original Notes, which are owned by the Holder free and clear of all pledges, security interests, liens, charges, encumbrances, claims and options of any nature.

            Section 2.2 Consent. The written consent of the Holder attached hereto as Exhibit B has not been amended, rescinded or modified and remains in full force and effect as of the date hereof.

            Section 2.3 No Conflict; Enforceability. The Holder has full legal right, power and authority to enter into and deliver this Agreement and to perform the terms, conditions and obligations hereof. The execution, delivery and performance of this Agreement do not, and the transactions contemplated hereby will not, (i) violate or conflict with (a) any law, rule or regulation applicable to the Holder or (b) any agreement, instrument or license to which the Holder is a party, or by which the Holder or any of its assets or properties may be bound or subject, (ii) result in the creation of any encumbrance or charge upon the Original Notes or the Exchange Shares or (iii) or violate any order, judgment, injunction, award or decree applicable to the Holder of any court, arbitrator, governmental or regulatory body. This Agreement constitutes the valid and legally binding obligation of the Holder enforceable against the Holder in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally or general principles of equity.

            Section 2.4 Investment Purpose. The Holder is acquiring the Exchange Shares, any Parent Class B Common Stock and Parent Series A Preferred Stock (collectively, the "Exchange Securities") for his own account and not with a view to, or for sale in connection with, any resale (other than pursuant to the terms of the Exchange Shares) or distribution.

            Section 2.5 Accredited Investor. The Holder is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "Securities Act").

            Section 2.6 No Registration. The Holder understands that (a) the Exchange Securities will not be registered under the Securities Act or any other applicable securities law, (b) neither Parent nor Holdings has any obligation to register the Exchange Securities, (c) the Holder will not be able to sell the Exchange

Securities or effect a transfer thereof unless an exemption is available to the Holder from the registration requirements under the Securities Act and any other applicable securities law.

                                   ARTICLE III
                                    COVENANTS

            Section 3.1 Consummation of Transactions. Subject to the terms and conditions of this Agreement, each party to this Agreement agrees to use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws to consummate the transactions contemplated by this Agreement.

            Section 3.2 Transfer Restrictions.

            (a) Except in accordance with this Section 3.2, the Holder shall not directly or indirectly sell, grant any option or other right to acquire, acquire any option to dispose of, assign, donate, gift, pledge, hypothecate, mortgage, encumber or otherwise transfer or dispose ( "Disposition") of any of the Exchange Shares or Parent Series A Preferred Stock.

            (b) The Holder may make a Disposition of any of the Exchange Shares or the Parent Series A Preferred Stock to any Permitted Transferee for any purpose. Permitted Transferees are the Hugh M. Hefner 1991 Trust or its successor trusts, acting by its trustees; the Estate of Hugh M. Hefner, acting by its personal representatives; the Hugh M. Hefner Foundation, acting by its directors; the beneficiaries of the Hugh M. Hefner 1991 Trust and its successor trusts; the beneficiaries of the Estate of Estate of Hugh M. Hefner; or the spouse, heirs at law, siblings or descendants of Hugh M. Hefner or any trust or trusts created for the benefit of Holder or his spouse, heirs at law, siblings or descendants.

            (c) Upon receipt of any Exchange Shares or any Parent Series A Shares, a Permitted Transferee shall be bound by all of the provisions of this Agreement as if such transferee were the Holder and shall, upon the request of the Company, sign a writing acknowledging that such transferee is bound by this Section 3.2.

            (d) Each certificate representing Exchange Securities shall be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

            THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

            (e) Each certificate representing shares of the Exchange Shares or Parent Series A Preferred Stock shall be stamped or otherwise imprinted with a legend substantially similar to the following:

            THE SHARES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN EXCHANGE AGREEMENT, DATED MARCH 11, 2003 AMONG PLAYBOY ENTERPRISES, INC., PEI HOLDINGS, INC., PLAYBOY.COM INC. AND HUGH M. HEFNER.

            (f) The Company shall be obligated to reissue promptly unlegended certificates for Class B Common Stock issuable in connection with the Exchange Securities at the request of the Holder thereof if the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

            Section 3.3 Holder's Covenant to Support. The Holder will not take any action inconsistent in any material respect with the efforts of Parent and Holdings to effectuate the transactions contemplated by this Agreement, and will use his reasonable best efforts, including in his capacity as a stockholder of Parent, to consummate, or cause the consummation of, the transactions contemplated by this Agreement.

            Section 3.4 Agreement to Vote; Irrevocable Proxy.

            (a) The Holder hereby agrees that at any meeting of Parent stockholders, however called, or in connection with any written consent of the stockholders of Parent, the Holder shall vote (or cause to be voted) the shares of Parent Class A Common Stock ("Class A Shares") held of record or

      Beneficially Owned by the Holder, whether owned on the date hereof or hereafter acquired, in favor of approval of the Charter Amendment and the transactions contemplated by this Agreement, and any actions required in furtherance thereof.

            As used in this Agreement, the term "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, including pursuant to any agreement, arrangement or understanding, whether or not in writing, except that the term shall not include Class A Shares which the Holder has the right to acquire under any options to acquire Class A Shares from Parent ("Parent Stock Options") unless such Class A Shares have been acquired upon exercise of such Parent Stock Options.

            (b) Effective immediately upon the execution of this Agreement, and in order to secure its obligations hereunder, the Holder hereby grants to, and appoints Parent and any designee of Parent, and each of them individually, with full power of substitution and resubstitution, the Holder's true and lawful irrevocable proxy to vote the Holder's Class A Shares, or grant a consent or approval in respect of the Holder's Class A Shares, solely on such matters and as indicated in Section 1(a) above. The Holder (i) agrees to take such further action and execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy, (ii) hereby represents that any proxy heretofore given in respect of the Holder's Class A Shares is not irrevocable, and (iii) hereby revokes any proxy previously granted by the Holder with respect to his Class A Shares; provided that nothing in this sentence or elsewhere in this Section 3.4(b) shall be construed as a revocation or limitation of the written consent of the Holder referred to in Section 2.2. The Holder hereby affirms that this irrevocable proxy is given in connection with the execution of this Agreement and further affirms that this irrevocable proxy is coupled with an interest in this Agreement and may under no circumstances be revoked prior to the earlier to occur of (x) the first anniversary of the date of this Agreement and (y) the issuance of Parent Series A Preferred Stock in exchange for Holdings Series B Preferred Stock in accordance with the terms of the Holdings Series B Preferred Stock. This proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                  MISCELLANEOUS

            Section 4.1 Successors and Assigns. This Agreement shall be binding on and shall insure to the benefit of each of the parties hereto and their respective successors and assigns.

            Section 4.2 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

            Section 4.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (i)   if to the Holder, at:

                  Hugh M. Hefner
                  10236 Charing Cross Road
                  Los Angeles, California 90024
                  Telephone: (310) 786-7400
                  Facsimile: (310) 273-1164

                  with copy to:

                  Glassman, Brownings & Saltsman
                  360 North Bedford Drive, Suite 204
                  Beverly Hills, California  90210
                  Attention:  Anthony Michael Glassman, Esquire
                  Telephone:  (310) 278-5100
                  Facsimile: (310) 271-6041

            (ii)  if to Parent, Holdings or Playboy.com, at

                  Playboy Enterprises, Inc.
                  680 North Lake Shore Drive
                  Chicago, Illinois  60611
                  Attention: Howard Shapiro, Esquire
                  Telephone:  (312) 373-2300
                  Facsimile:  (312) 266-2042

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom (Illinois)
                  333 West Wacker Drive, Suite 2100
                  Chicago, Illinois 60606
                  Attention:  Rodd M. Schreiber, Esquire
                  Telephone:  (312) 407-0700
                  Facsimile:  (312) 407-0411

                  with a copy to:

                  Morris, Nichols, Arsht & Tunnell
                  1201 N. Market Street
                  P.O. Box 1347
                  Wilmington, Delaware  19899
                  Attention:  A. Gilchrist Sparks, III, Esquire
                  Telephone:  (302) 658-9200
                  Facsimile:  (302) 658-3989

            Section 4.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE EXCEPT FOR CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

            Section 4.5 CONSENT TO JURISDICTION AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION

OF THOSE COURTS. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY DELAWARE LAW.

            Section 4.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES WAIVES HIS OR ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            Section 4.7 Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

            Section 4.8 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or the validity of such provision in any other jurisdiction.

                            [Signature page follows.]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                     /s/ Hugh M. Hefner
                                     -------------------------------------------
                                     Hugh M. Hefner, in his individual capacity

                                     PLAYBOY.COM, INC.


                                     By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                     PEI HOLDINGS, INC.


                                     By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                     PLAYBOY ENTERPRISES, INC.


                                     By:
                                     -------------------------------------------
                                     Name:
                                     Title:



                                                            [Exchange Agreement]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                     -------------------------------------------
                                     Hugh M. Hefner, in his individual capacity

                                     PLAYBOY.COM, INC.


                                     By: /s/ Robert Campbell
                                     -------------------------------------------
                                     Name:  Robert Campbell
                                     Title: Treasurer

                                     PEI HOLDINGS, INC.


                                     By: /s/ Robert Campbell
                                     -------------------------------------------
                                     Name:  Robert Campbell
                                     Title: Treasurer

                                     PLAYBOY ENTERPRISES, INC.


                                     By:  /s/ Robert Campbell
                                     -------------------------------------------
                                     Name: Robert Campbell
                                     Title: Senior Vice President, Treasurer and
                                            Strategic Planning


                                                            [Exchange Agreement]

                                                                       EXHIBIT A

                        CERTIFICATE OF THE DESIGNATIONS,
                         POWERS, PREFERENCES AND RIGHTS
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                            PLAYBOY ENTERPRISES, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

      Playboy Enterprises, Inc., a Delaware corporation (the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company:

      "RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the "Board of Directors") by the provisions of the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"), there is hereby created, out of the 10,000,000 shares of preferred stock, par value $0.01 per share, of the Company authorized in Article Fourth of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of 1,674 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

      Section 1. Designation of Amount.

            The shares of Preferred Stock created hereby shall be designated the "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and the authorized number of shares constituting such series shall be 1,674. The stated value per share shall be $10,000 (the "Stated Value").

      Section 2. Dividends.

            (a) The holders of the then outstanding shares of Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, cumulative cash dividends, accruing from the Original Issuance Date (as hereinafter defined) through and including the date on which such dividends are paid at the annual rate of 8% (the "Applicable Rate") of the Liquidation Preference (as hereinafter defined) per share of the Series A Preferred Stock, payable in cash in arrears on the last day of each June and December (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the Original Issuance Date; provided that if payment in cash would not be permitted at the time (the "Cash Dividend Block") under the Indenture (as hereinafter defined), no cash dividends shall be paid or payable, until such time as the payment of dividends in cash is no longer prohibited by the terms of the Indenture. In the event of a Cash Dividend Block, the Company may at its option, pay any such dividend in Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), of the Company. If a dividend payment date is not a Business Day then such dividend shall be payable on the next Business Day. Accumulated and unpaid dividends for any prior period may be paid at any time. Such dividends shall be deemed to accrue on the Series A Preferred Stock from the Original Issuance Date and shall be cumulative whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The term "Original Issuance Date" means the date on which the Series A Preferred Stock was issued to the holder pursuant to the terms of the Series B Preferred Stock (as hereinafter defined). The term "Indenture" means that certain Indenture dated as of the Closing Date (as hereinafter defined), among the Company, certain subsidiaries of the Company and Bank One, N.A., as Trustee. The dividends provided for in this Section 2(a) are hereinafter referred to as "Base Dividends." Any dividend paid in the manner specified in this Section 2, if so paid, shall be deemed to be paid in full.

            (b) In the event of a Cash Dividend Block, any dividend payments to be made by delivering shares of Class B Common Stock shall be made by delivering the number of shares of Class B Common Stock (rounded up in the case of fractions to the next whole share) determined by dividing the amount of accrued but unpaid Base Dividends payable as of the dividend payment date by the weighted average closing price of Class B Common Stock over the 90-day period immediately preceding the dividend payment date.

            (c) If full cumulative Base Dividends are not paid in full, or declared in full and sums set apart in trust with a bank or trust company for the payment thereof, upon the shares of Series A Preferred Stock and the shares of any other series of capital stock of the Company ranking on a parity as to dividends with the Series A Preferred Stock ("Parity Dividend Stock"), all dividends declared upon shares of Series A Preferred Stock and upon all Parity Dividend Stock shall be paid or declared pro rata so that in all cases the amount of dividends paid or declared per share on the Series A Preferred Stock and such Parity Dividend Stock shall bear to each other the same ratio that unpaid accumulated dividends per share, including dividends accrued or in arrears, if any, on the shares of Series A Preferred Stock and such other shares of Parity Dividend Stock, bear to each other. Unless and until full cumulative Base Dividends on the shares of Series A Preferred Stock in respect of all past semi-annual dividend periods have been paid, and the full amount of Base Dividends on the shares of Series A Preferred Stock in respect of the then current semi-annual dividend period shall have been or are contemporaneously declared in full and sums set aside in trust with a bank or trust company for the payment thereof, no dividends shall be paid or declared or set aside for payment or other distribution upon the Class A Common Stock, par value $0.01 per share (the "Class A Common Stock") and the Class B Common Stock, and collectively with the Class A Common Stock the "Common Stock"), of the Company or any other capital stock of the Company ranking junior to the Series A Preferred Stock as to dividends (other than in shares of, or warrants or rights to acquire, solely capital stock of the Company ranking junior to the Series A Preferred Stock both as to dividends and as to distributions upon liquidation, dissolution or winding up of the Company).

      The terms "accrued dividends," "dividends accrued" and "dividends in arrears," whenever used herein with reference to shares of Series A Preferred Stock shall be deemed to mean an amount which shall be equal to Base Dividends thereon at the Applicable Rate per share from the date or dates on which such dividends commence to accrue to the end of the then current semi-annual dividend period (or, in the case of redemption or conversion, to the effective date of redemption or conversion as provided herein), whether or not earned or declared and whether or not assets of the Company are legally available therefor, and if full dividends are not declared or paid, then such dividends shall cumulate, with additional dividends thereon, compounded semi-annually, at the Applicable Rate, for each semi-annual period during which such dividends remain unpaid.

            The amount of any Base Dividends per share of Series A Preferred Stock for any full semi-annual period shall be computed by multiplying the Applicable Rate for such semi-annual dividend period by the Liquidation Preference per share and dividing the result by two. Base Dividends payable on the shares of Series A Preferred Stock for any period less than a full semi-annual dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed for any period less than one month.

      Section 3. Liquidation Preference.

            (a) In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of the Series A Preferred Stock then outstanding shall be entitled to receive out of the assets of the Company available for distribution to the Company's stockholders, whether such assets are stated capital or surplus of any nature, after payment of the liquidation preference of any Senior Liquidation Stock (as hereinafter defined), an amount on such date equal to the Stated Value per share of Series A Preferred Stock (the "Liquidation Preference") plus an amount equal to any accrued and unpaid Base Dividends as of such date, calculated pursuant to
Section 2 and no more. Such payment shall be made before any payment shall be made or any assets distributed to the holders of any class or series of the Common Stock or any other Junior Liquidation Stock (as hereinafter defined). If upon any Liquidation, the amounts payable with respect to the Series A Preferred Stock and any Parity Liquidation Stock (as hereinafter defined) are not paid in full, holders of the Series A Preferred Stock and any Parity Liquidation Stock will share ratably in any distribution of the assets of the Company in proportion to the respective amounts that would be payable per share, if the assets of the Company were sufficient for all such amounts to be paid in full. Neither the consolidation or merger of the Company into or with any other entity, nor the sale or transfer by the Company of all or any part of its assets, nor the reduction of the capital stock of the Company, shall be deemed to be a Liquidation.

            (b) Any assets to be delivered to the holders of the Series A Preferred Stock pursuant to this Section 3 as a consequence of a Liquidation shall be valued at their fair market value as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and binding absent manifest error.

      Section 4. Mandatory Redemption.

      On September 15, 2010 (the "Final Redemption Date"), the Company shall, subject to any limitations or restrictions imposed by law, redeem all shares of Series A Preferred Stock that are then outstanding at a redemption price per share equal to the Liquidation Preference thereof plus an amount equal to any accrued and unpaid Base Dividends as of the Final Redemption Date (the "Final Redemption Price"). The Final Redemption Price shall be paid, at the Company's option, in either (i) cash, (ii) shares of Class B Common Stock or (iii) any combination thereof. The number of shares of Class B Common Stock to which a holder of Series A Preferred Stock shall be entitled upon redemption pursuant to clause (ii) shall be determined by dividing (x) the Liquidation Preference of such Series A Preferred Stock plus the amount of any accrued but unpaid Base Dividends as of the Final Redemption Date by (y) the weighted average closing price of the Class B Common Stock over the 90-day period immediately preceding the Final Redemption Date. Not less than ten (10) days prior to the Final Redemption Date, notice by first class mail, postage prepaid, shall be given to each holder of record of the Series A Preferred Stock, at such holder's address as it shall appear upon the stock register of the Company on such date. Each notice shall specify the Final Redemption Price, the form of payment of the Final Redemption Price, the place or places of payment and that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Series A Preferred Stock to be redeemed. On or after the Final Redemption Date, each holder of shares of Series A Preferred Stock shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Final Redemption Price in the manner set forth in the notice.

      Section 5. Status of Redeemed Shares.

            Any shares of Series A Preferred Stock which shall at any time have been redeemed pursuant to Section 4 hereof shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, and shall not be reissued as Series A Preferred Stock. On the Final Redemption Date, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the shares shall no longer be deemed outstanding, the dividends shall cease to accumulate, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the Series A Preferred Stock (except the right of the holders to receive the Final Redemption Price upon surrender of their certificates therefor) shall terminate, except to the extent the Company shall default in payment of the Final Redemption Price on the Final Redemption Date.

      Section 6. Voting Rights.

            Except as required by applicable law, the holders of outstanding shares of the Series A Preferred Stock shall have no voting rights or powers; provided that with respect to any matters required to be submitted to a vote of the holders of Class B Common Stock under applicable law, the holders of outstanding shares of Series A Preferred Stock shall (i) vote together with the holders of Class B Common Stock as a single class and (ii) be entitled to the number of votes per share of Series A Preferred Stock equal to the number of shares of Class B Common Stock into which such share is convertible at the time.

      Section 7. Conversion Rights.

            (a) Optional. Subject to and upon compliance with the provisions of this Section 7, the holders of the shares of Series A Preferred Stock shall be entitled, at their option, at any time to convert all or any such shares of Series A Preferred Stock into a number of fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100,000th of a share) of Class B Common Stock. The number of shares of Class B Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion shall be determined by dividing (x) the Liquidation Preference of such Series A Preferred Stock plus the amount of any accrued but unpaid Base Dividends thereon as of the Conversion Date (as hereinafter defined) by (y) the Conversion Price (determined as provided in this Section 7).

            (b) Conversion Price. The conversion price (the "Conversion Price") shall be equal to 1.25 multiplied by the weighted average closing price of the Class B Common Stock over the 90-day period immediately prior to the Original Issuance Date, subject to adjustment from time to time in accordance with
Section 7(e).

            (c) Mandatory. (i) After the date that is three (3) years after the Original Issue Date, if at any time the weighted average closing price of the Class B Common Stock for each of fifteen (15) consecutive Trading Days (each a "Mandatory Conversion Period") equals or exceeds 150% of the Conversion Price (subject to proportionate adjustment as provided in Section 7(e)) the Company shall have the option by delivery of written notice ("Mandatory Conversion Notice") to holders of shares of Series A Preferred Stock provided within five
(5) Business Days after the end of any Mandatory Conversion Period to convert any or all shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Class B Common Stock determined by dividing (i) the Liquidation Preference of such Preferred Stock plus the amount of any accrued but unpaid Base Dividends as of the Mandatory Conversion Date (as hereinafter defined) by (ii) the Conversion Price. The Company shall send the written notice provided for above, by mail to each holder of record of Series A Preferred Stock at its address then shown on the records of the Company, which notice shall state that the Company has elected to convert some or all of the Series A Preferred Stock and the effective date (the "Mandatory Conversion Date") of such conversion, which date shall be the last day of the applicable Mandatory Conversion Period, and that certificates evidencing shares of Series A Preferred Stock must be surrendered at the office of the Company (or of its transfer agent for the Class B Common Stock, if applicable).

            (ii) On or after the Mandatory Conversion Date, shares of Series A Preferred Stock shall no longer be deemed outstanding, the dividends shall cease to accumulate, the holders shall cease to be stockholders, all rights whatsoever with respect to the Series A Preferred Stock so converted will terminate, and the holders entitled to receive Class B Common Stock issuable upon conversion shall be treated for all purposes as the record holder of such Class B Common Stock as and after the Mandatory Conversion Date. The conversion shall occur on Mandatory Redemption Date without any further action by such holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class B Common Stock issuable upon such conversion unless certificates evidencing such shares of Series A Preferred Stock so converted are surrendered to the Company. Upon the occurrence of such conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock shall promptly surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series A Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate(s), a certificate or certificates for the number of shares of Class B Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the Mandatory Conversion Date.

            (d) Fractions of Shares. The Company shall not issue any fractional shares of Class B Common Stock upon conversion of the Series A Preferred Stock. Instead the Company shall round the results of a conversion up to the nearest full share of Class B Common Stock.

            (e) Adjustments to Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

            (1) Upon Stock Dividends, Subdivisions or Splits. If, at any time after the Original Issuance Date, the number of shares of Class B Common Stock outstanding is increased by a stock dividend payable in shares of Class B Common Stock or by a subdivision or split-up of shares of Class B Common Stock, then, following the record date for the determination of holders of Class B Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Class B Common Stock issuable on conversion of Series A Preferred Stock shall be increased in proportion to such increase in outstanding shares.

            (2) Upon Combinations. If, at any time after the Original Issuance Date, the number of shares of Class B Common Stock outstanding is decreased by a combination of the outstanding shares of Class B Common Stock into a smaller number of shares of Class B Common Stock, then, following the record date to determine shares affected by such combination, the Conversion Price shall be appropriately increased so that the number of shares of Class B Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

            (3) Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Company with or into another Person (where the Company is not the surviving Person or where there is a change in or distribution with respect to the Class B Common Stock), each share of Series A Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Company or of the successor Person resulting from such consolidation or surviving such merger, if any, to which the holder of the number of shares of Class B Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such Series A Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

            (4) Distributions. If the Company declares, pays or makes a Class B Common Distribution (as hereinafter defined), then the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such Class B Common Distribution by a fraction of which the numerator shall be the fair market value (as determined in good faith by the Board of Directors of the Company whose determination shall be final and binding absent manifest error) per share of Common Stock on the date fixed for such determination less the fair market value (as determined above) on such date of the portion of the assets, property and/or securities so to be distributed applicable to one share of Class B Common Stock and of which the denominator shall be such fair market value per share of Class B Common Stock on the date fixed for such determination, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such Class B Common Distribution. For purposes of this Section 7(e)(4), "Class B Common Distribution" means any dividend or other distribution declared, paid or made on or in respect of the Class B Common Stock (other than a distribution or dividend payable solely in Class B Common Stock for which an adjustment provided by Section 7(e)(1) above is made including any pro rata distribution of cash, property, securities or other assets to the holders of Class B Common Stock, whether or not paid out of capital, surplus or earnings).

            (f) Exercise of Conversion Privilege.

                  (i) To convert shares of Series A Preferred Stock pursuant to
            Section 7(a), a holder must (A) surrender the certificate or certificates evidencing such holder's shares of Series A Preferred Stock to be converted, duly endorsed in a form satisfactory to the Company, at the office of the Company and (B) notify the Company at such office that such holder elects to convert Series A Preferred Stock and the number of shares such holder wishes to convert. Such notice referred to in clause (B) above shall be delivered substantially in the following form:

                      "NOTICE TO EXERCISE CONVERSION RIGHT"

      The undersigned, being a holder of the Series A Convertible Preferred Stock of Playboy Enterprises, Inc. (the "Convertible Preferred Stock") irrevocably exercises the right to convert ____________ outstanding shares of Convertible Preferred Stock on ___________, ____, into shares of Class B Common Stock of Playboy Enterprises, Inc. in accordance with the terms of the shares of Convertible Preferred Stock, and directs that the shares issuable and deliverable upon the conversion be issued and delivered in the denominations indicated below to the registered holder hereof unless a different name has been indicated below.

Dated: [At least one Business Day prior to the date fixed for conversion]

Fill in for registration of
shares of Class B Common Stock
if to be issued otherwise
than to the registered
holder:


___________________________________
Name

___________________________________
Address


___________________________________     ________________________________________
Please print name and                           (Signature)
address, including postal
code number

Denominations: ____________________

                  (ii) Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day (the "Conversion Date") of surrender of such shares of Series A Preferred

            Stock for conversion in accordance with the foregoing provisions and at such time the shares of Series A Preferred Stock (or portions thereof) submitted for conversion shall no longer be deemed outstanding, the dividend shall cease to accumulate on such shares, the holders shall cease to be stockholders with respect to such shares, and all rights whatsoever with respect to the Series A Preferred Stock so converted will terminate and the holders entitled to receive the Class B Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Class B Common Stock as and after such time. As promptly as practicable on or after the Conversion Date, the Company shall issue and shall deliver at any office of the Company or the transfer agent for the Series A Preferred Stock, a certificate or certificates for the number of full shares of Class B Common Stock issuable upon conversion.

                  (iii) In the case of any certificate evidencing shares of
            Series A Preferred Stock which is converted in part only, upon such conversion the Company shall execute and deliver a new certificate representing an aggregate number of shares of Series A Preferred Stock equal to the unconverted portion of such certificate.

            (g) Notice of Adjustment of Conversion Price. Whenever the Conversion Price is adjusted as herein provided the Company shall compute the adjusted Conversion Price in accordance with Section 7(e) and a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be prepared by the Company, and as soon as practicable after it is prepared, such notice shall be mailed by the Company at its expense to all holders at their last addresses as they shall appear in the stock register.

            (h) Company to Reserve Class B Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued Class B Common Stock or out of the Class B Common Stock held in treasury, for the purpose of effecting the conversion of Series A Preferred Stock, the full number of shares of Class B Common Stock then issuable upon the conversion of all outstanding shares of Series A Preferred Stock.

            (i) Taxes on Conversions. The Company will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of Class B Common Stock on conversion of Series A Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Class B Common Stock in a name other than that of the holder to be converted or as payment of dividends, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the reasonable satisfaction of the Company that such tax has been or will be paid.

            (j) Status of Converted Series A Preferred Stock. Any shares of Series A Preferred Stock which shall have been exchanged pursuant to Section 7 hereof, shall, after such conversion, have the status of authorized but unissued shares of Preferred Stock without designation as to series, and shall not be reissued as Series A Preferred Stock.

            (k) Minimum Adjustment. No adjustment in the Conversion Price need be made until all cumulative adjustments amount to 1.0% or more of the Conversion Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

      Section 8. Certain Definitions. The following terms shall have the following respective meanings herein:

            "Business Day" means a day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or required to remain closed.

            "Closing Date" means the Closing Date as defined in that certain Purchase Agreement, dated March 6, 2003, among the Company, PEI Holdings, Inc., the subsidiary guarantors listed on Schedule B thereto, Banc of America Securities LLC and Lazard Freres & Co. LLC.

            "Junior Liquidation Stock" means any class or series of capital stock of the Company that, with respect to distributions upon liquidation, dissolution or winding up of the Company, ranks junior to the Series A Preferred Stock.

            "Parity Liquidation Stock" means any class or series of capital stock of the Company that, with respect to distributions upon liquidation, dissolution or winding up the Company, ranks on parity to the Series A Preferred Stock.

            "Senior Liquidation Stock" means any class or series of capital stock of the Company that, with respect to distributions upon liquidation, dissolution or winding up of the Company, ranks senior to the Series A Preferred Stock.

            "Series B Preferred Stock" means the shares of the Preferred Stock created by the Certificate of the Designations, Powers, Preferences and Rights of Series B Exchangeable Preferred Stock of PEI Holdings, Inc., as the same may be amended from time to time.

            "Trading Day" means a day on which the New York Stock Exchange, Inc., or if the New York Stock Exchange, Inc. is not the principle securities exchange or trading market for the Class B Common Stock, the principle securities exchange or trading market for the Class B Common Stock, is open for general trading of securities, other than a day on which general trading of securities on such exchange or market is suspended based on fluctuations in stock market averages or stock market indices or (other than where the context so requires) on a day on which general trading of the Class B Common Stock is suspended."

                            [Execution Page Follows]

      IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by [officer], its [title], this ____ day of ___________, 2003.


                                        PLAYBOY ENTERPRISES, INC.


                                        By:_____________________________________
                                           Name:
                                           Title:

                            ACTION BY WRITTEN CONSENT

                       IN LIEU OF MEETING OF STOCKHOLDERS

                                       OF

                            PLAYBOY ENTERPRISES. INC.

      The undersigned, as the record owner of shares of Class A Common Stock of Playboy Enterprises, Inc., a Delaware corporation (the "Company"), acting pursuant to Section 228 of the General Corporation Law of the State of Delaware, does hereby consent to the adoption, and does hereby adopt, the following resolutions with the same force and effect as if adopted by a vote at a duly convened meeting of the stockholders of the Company:

            WHEREAS, in connection with a proposed refinancing of the Company, PEI Holdings, Inc. ("Holdings") has agreed to issue and sell a series of senior secured notes (the "Notes"), which would be guaranteed by the Company and specified subsidiaries of Holdings, pursuant to a Purchase Agreement among Holdings, the Company, the Subsidiary Guarantors (as defined therein) listed on Schedule B thereto and the several Initial Purchasers named in Schedule A thereto (the "Initial Purchasers");

            WHEREAS, in connection with the purchase of the Notes, it is proposed that the indebtedness of Playboy.com, Inc. ("Playboy.com") owed to Mr. Hugh M. Hefner be restructured (the "Debt Restructuring");

            WHEREAS, pursuant to the terms of the Debt Restructuring and the Exchange Agreement by and among the Company, Holdings, Playboy.com and Mr. Hefner pursuant to which the Debt Restructuring will be consummated (the "Exchange Agreement"), it is proposed that (i) a $10.0 million
      Playboy.com promissory note owed to Mr. Hefner be extinguished in exchange for $10.0 million of a new series of preferred stock of Holdings that will be mandatorily exchanged for shares of the Company's Class B common stock (the "Class B Common Stock") upon the occurrence of specified events

      (the "Series A Exchange") and (ii) two other Playboy.com promissory notes, in a combined principal amount of $17.2 million, owed to Mr. Hefner be extinguished in exchange for $500,000 in cash and $16.7 million of a new series of preferred stock of Holdings that will be mandatorily exchanged for an equivalent amount of a new series of preferred stock of the Company (the "Preferred Stock"), which may be convertible into shares of Class B Common Stock, upon the occurrence of specified events (the "Series B Exchange");

            WHEREAS, the Board of Directors of the Company (the "Board") formed a special committee (the "Special Committee") for the purpose of evaluating, negotiating the terms of and making a recommendation to the Board with respect to the Debt Restructuring;

            WHEREAS, the Special Committee has (i) determined that the terms of the Debt Restructuring are in the best interests of the Company and has approved the Debt Restructuring and the Exchange Agreement and (ii) recommended that the Board ratify, approve and declare the advisability of the Debt Restructuring and the Exchange Agreement;

            WHEREAS, the Board, based upon the recommendation of the Special Committee, has determined that the terms of the Debt Restructuring are in the best interests of the Company and has approved and authorized in all respects the Debt Restructuring and the Exchange Agreement; and

            WHEREAS, the Board deems it advisable and in the best interests of the Company, and has authorized the Company, to effect an amendment to the Company's amended and restated certificate of incorporation (the "Charter Amendment"), the form of which is attached hereto as Exhibit A, providing for the establishment of preferred stock of the Company, in one or more classes or series, and authorizing and empowering the Board to fix for each such class or series such voting power and such distinctive designations, preferences and rights and such qualifications, limitations or restrictions thereof as the Board may deem appropriate; and

            WHEREAS, the undersigned is the holder of outstanding Class A Common Stock of the Company having not less than the minimum number of votes that are necessary to authorize the (i) Charter Amendment, (ii) issuance of the Class B Common Stock in connection with the Series A Exchange and the conversion of the Preferred Stock and (iii) issuance of the Preferred Stock in connection with the Series B Exchange.

            NOW, THEREFORE BE IT:

            RESOLVED, that the form, terms and provisions of the Charter Amendment, substantially in the form attached hereto as Exhibit A, be, and they hereby are, approved and adopted in all respects, such Charter Amendment to become effective upon its filing with the Secretary of State of the State of Delaware; and

            FURTHER RESOLVED, that the issuance of fully paid and nonassessable shares of Class B Common Stock, as may be required to comply with the terms and conditions of the Series A Exchange and the conversion of Preferred Stock into shares of Class B Common Stock, be, and the same hereby is, authorized and approved; and

            FURTHER RESOLVED, that upon the effectiveness of the Charter Amendment, the issuance of fully paid and nonassessable shares of the Preferred Stock in accordance with the Series B Exchange with the powers, designations, dividend rights, voting powers, rights on liquidation, redemption rights and other preferences and relative participating, optional or other special rights and with the qualifications, limitations or restrictions on the shares of such series of Preferred Stock to be governed by the Certificate of Designations, Powers, Preferences and Rights of Series A Preferred Stock of the Company in the form attached hereto as Exhibit B, be, and the same hereby is, authorized and approved.

            IN WITNESS WHEREOF, the undersigned has executed this Consent in Lieu of Meeting of Stockholders as of the 11th day of March, 2003.

                                        THE HUGH M. HEFNER 1991 TRUST

                                        /s/ Hugh M. Hefner
                                        ---------------------------
                                        By: Hugh M. Hefner, Trustee

                                                                       EXHIBIT A
                                                    to Action by Written Consent


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            PLAYBOY ENTERPRISES, INC.

                 ----------------------------------------------
                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
                 ----------------------------------------------

      PLAYBOY ENTERPRISES, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

      FIRST: The first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

      "The total number of shares of all classes of capital stock which the corporation shall have authority to issue is Forty Seven Million Five Hundred Thousand (47,500,000) consisting of: (i) Seven Million Five Hundred Thousand (7,500,000) shares of Class A Common Stock of the par value of One Cent ($.01) per share, (ii) Thirty Million (30,000,000) shares of Class B Common Stock of the par value of One Cent ($.01) per share and (iii) Ten Million (10,000,000) shares of Preferred Stock of the par value of One Cent ($.01) per share."

      SECOND: The following paragraph is to be inserted as a new subsection E entitled "Terms of Preferred Stock" of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation:

      "The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the General Corporation Law of the State of Delaware, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions. Notwithstanding the foregoing, any such Preferred Stock shall not have any voting powers, except as required by law or in the event of failure to pay dividends, and shall in no event be convertible into shares of Class A Common Stock."

      THIRD: The foregoing amendments to the Amended and Restated Certificate of Incorporation of the Corporation were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, Playboy Enterprises, Inc. has caused this Certificate of Amendment to be executed by its duly authorized officer this ___ day of ______ 2003.


                                        PLAYBOY ENTERPRISES, INC.

                                        By:  ______________________
                                              Name: Howard Shapiro
                                              Title:   Executive Vice
                                                       President, Law and
        Administration, General Counsel
                                                        and Secretary

                                                                       EXHIBIT B
                                                    to Action by Written Consent

                        CERTIFICATE OF THE DESIGNATIONS,
                         POWERS, PREFERENCES AND RIGHTS
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                            PLAYBOY ENTERPRISES, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

      Playboy Enterprises, Inc., a Delaware corporation (the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company:

      "RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the "Board of Directors") by the provisions of the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"), there is hereby created, out of the 10,000,000 shares of preferred stock, par value $0.01 per share, of the Company authorized in Article Fourth of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of 1,674 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

      Section 1. Designation of Amount.

      The shares of Preferred Stock created hereby shall be designated the "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and the authorized number of shares constituting such series shall be 1,674. The stated value per share shall be $10,000 (the "Stated Value").

      Section 2. Dividends.

      (a) The holders of the then outstanding shares of Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, cumulative cash dividends, accruing from the Original Issuance Date (as hereinafter defined) through and including the date on which such dividends are paid at the annual rate of 8% (the "Applicable Rate") of the Liquidation Preference (as hereinafter defined) per share of the Series A Preferred Stock, payable in cash in arrears on the last day of each June and December (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the Original Issuance Date; provided that if payment in cash would not be permitted at the time (the "Cash Dividend Block") under the Indenture (as hereinafter defined), no cash dividends shall be paid or payable, until such time as the payment of dividends in cash is no longer prohibited by the terms of the Indenture. In the event of a Cash Dividend Block, the Company may at its option, pay any such dividend in Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), of the Company. If a dividend payment date is not a Business Day then such dividend shall be payable on the next Business Day. Accumulated and unpaid dividends for any prior period may be paid at any time. Such dividends shall be deemed to accrue on the Series A Preferred Stock from the Original Issuance Date and shall be cumulative whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The term "Original Issuance Date" means the date on which the Series A Preferred Stock was issued to the holder pursuant to the terms of the Series B Preferred Stock (as hereinafter defined). The term "Indenture" means that certain Indenture dated as of the Closing Date (as hereinafter defined), among the Company, certain subsidiaries of the Company and Bank One, N.A., as Trustee. The dividends provided for in this Section 2(a) are hereinafter referred to as "Base Dividends." Any dividend paid in the manner specified in this Section 2, if so paid, shall be deemed to be paid in full.

      (b) In the event of a Cash Dividend Block, any dividend payments to be made by delivering shares of Class B Common Stock shall be made by delivering the number of shares of Class B Common Stock (rounded up in the case of fractions to the next whole share) determined by dividing the amount of accrued but unpaid Base Dividends payable as of the dividend payment date by the weighted average closing price of Class B Common Stock over the 90-day period immediately preceding the dividend payment date.

      (c) If full cumulative Base Dividends are not paid in full, or declared in full and sums set apart in trust with a bank or trust company for the payment thereof, upon the shares of Series A Preferred Stock and the shares of any other series of capital stock of the Company ranking on a parity as to dividends with the Series A Preferred Stock ("Parity Dividend Stock"), all dividends declared upon shares of Series A Preferred Stock and upon all Parity Dividend Stock shall be paid or declared pro rata so that in all cases the amount of dividends paid or declared per share on the Series A Preferred Stock and such Parity Dividend Stock shall bear to each other the same ratio that unpaid accumulated dividends per share, including dividends accrued or in arrears, if any, on the shares of Series A Preferred Stock and such other shares of Parity Dividend Stock, bear to each other. Unless and until full cumulative Base Dividends on the shares of Series A Preferred Stock in respect of all past semi-annual dividend periods have been paid, and the full amount of Base Dividends on the shares of Series A Preferred Stock in respect of the then current semi-annual dividend period shall have been or are contemporaneously declared in full and sums set aside in trust with a bank or trust company for the payment thereof, no dividends shall be paid or declared or set aside for payment or other distribution upon the Class A Common Stock, par value $0.01 per share (the "Class A Common Stock") and the Class B Common Stock, and collectively with the Class A Common Stock the "Common Stock"), of the Company or any other capital stock of the Company ranking junior to the Series A Preferred Stock as to dividends (other than in shares of, or warrants or rights to acquire, solely capital stock of the Company ranking junior to the Series A Preferred Stock both as to dividends and as to distributions upon liquidation, dissolution or winding up of the Company).

      The terms "accrued dividends," "dividends accrued" and "dividends in arrears," whenever used herein with reference to shares of Series A Preferred Stock shall be deemed to mean an amount which shall be equal to Base Dividends thereon at the Applicable Rate per share from the date or dates on which such dividends commence to accrue to the end of the then current semi-annual dividend period (or, in the case of redemption or conversion, to the effective date of redemption or conversion as provided herein), whether or not earned or declared and whether or not assets of the Company are legally available therefor, and if full dividends are not declared or paid, then such dividends shall cumulate, with additional dividends thereon, compounded semi-annually, at the Applicable Rate, for each semi-annual period during which such dividends remain unpaid.

      The amount of any Base Dividends per share of Series A Preferred Stock for any full semi-annual period shall be computed by multiplying the Applicable Rate for such semi-annual dividend period by the Liquidation Preference per share and dividing the result by two. Base Dividends payable on the shares of Series A Preferred Stock for any period less than a full semi-annual dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed for any period less than one month.

      Section 3. Liquidation Preference.

      (a) In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of the Series A Preferred Stock then outstanding shall be entitled to receive out of the assets of the Company available for distribution to the Company's stockholders, whether such assets are stated capital or surplus of any nature, after payment of the liquidation preference of any Senior Liquidation Stock (as hereinafter defined), an amount on such date equal to the Stated Value per share of Series A Preferred Stock (the "Liquidation Preference") plus an amount equal to any accrued and unpaid Base Dividends as of such date, calculated pursuant to
Section 2 and no more. Such payment shall be made before any payment shall be made or any assets distributed to the holders of any class or series of the Common Stock or any other Junior Liquidation Stock (as hereinafter defined). If upon any Liquidation, the amounts payable with respect to the Series A Preferred Stock and any Parity Liquidation Stock (as hereinafter defined) are not paid in full, holders of the Series A Preferred Stock and any Parity Liquidation Stock will share ratably in any distribution of the assets of the Company in proportion to the respective amounts that would be payable per share, if the assets of the Company were sufficient for all such amounts to be paid in full. Neither the consolidation or merger of the Company into or with any other entity, nor the sale or transfer by the Company of all or any part of its assets, nor the reduction of the capital stock of the Company, shall be deemed to be a Liquidation.

      (b) Any assets to be delivered to the holders of the Series A Preferred Stock pursuant to this Section 3 as a consequence of a Liquidation shall be valued at their fair market value as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and binding absent manifest error.

      Section 4. Mandatory Redemption.

      On September 15, 2010 (the "Final Redemption Date"), the Company shall, subject to any limitations or restrictions imposed by law, redeem all shares of Series A Preferred Stock that are then outstanding at a redemption price per share equal to the Liquidation Preference thereof plus an amount equal to any accrued and unpaid Base Dividends as of the Final Redemption Date (the "Final Redemption Price"). The Final Redemption Price shall be paid, at the Company's option, in either (i) cash, (ii) shares of Class B Common Stock or (iii) any combination thereof. The number of shares of Class B Common Stock to which a holder of Series A Preferred Stock shall be entitled upon redemption pursuant to clause (ii) shall be determined by dividing (x) the Liquidation Preference of such Series A Preferred Stock plus the amount of any accrued but unpaid Base Dividends as of the Final Redemption Date by (y) the weighted average closing price of the Class B Common Stock over the 90-day period immediately preceding the Final Redemption Date. Not less than ten (10) days prior to the Final Redemption Date, notice by first class mail, postage prepaid, shall be given to each holder of record of the Series A Preferred Stock, at such holder's address as it shall appear upon the stock register of the Company on such date. Each notice shall specify the Final Redemption Price, the form of payment of the Final Redemption Price, the place or places of payment and that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Series A Preferred Stock to be redeemed. On or after the Final Redemption Date, each holder of shares of Series A Preferred Stock shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Final Redemption Price in the manner set forth in the notice.

      Section 5. Status of Redeemed Shares.

      Any shares of Series A Preferred Stock which shall at any time have been redeemed pursuant to Section 4 hereof shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, and shall not be reissued as Series A Preferred Stock. On the Final Redemption Date, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the shares shall no longer be deemed outstanding, the dividends shall cease to accumulate, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the Series A Preferred Stock (except the right of the holders to receive the Final Redemption Price upon surrender of their certificates therefor) shall terminate, except to the extent the Company shall default in payment of the Final Redemption Price on the Final Redemption Date.

      Section 6. Voting Rights.

      Except as required by applicable law, the holders of outstanding shares of the Series A Preferred Stock shall have no voting rights or powers; provided that with respect to any matters required to be submitted to a vote of the holders of Class B Common Stock under applicable law, the holders of outstanding shares of Series A Preferred Stock shall (i) vote together with the holders of Class B Common Stock as a single class and (ii) be entitled to the number of votes per share of Series A Preferred Stock equal to the number of shares of Class B Common Stock into which such share is convertible at the time.

      Section 7. Conversion Rights.

      (a) Optional. Subject to and upon compliance with the provisions of this
Section 7, the holders of the shares of Series A Preferred Stock shall be entitled, at their option, at any time to convert all or any such shares of Series A Preferred Stock into a number of fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100,000th of a share) of Class B Common Stock. The number of shares of Class B Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion shall be determined by dividing (x) the Liquidation Preference of such Series A Preferred Stock plus the amount of any accrued but unpaid Base Dividends thereon as of the Conversion Date (as hereinafter defined) by (y) the Conversion Price (determined as provided in this Section 7).

      (b) Conversion Price. The conversion price (the "Conversion Price") shall be equal to 1.25 multiplied by the weighted average closing price of the Class B Common Stock over the 90-day period immediately prior to the Original Issuance Date, subject to adjustment from time to time in accordance with Section 7(e).

      (c) Mandatory. (i) After the date that is three (3) years after the Original Issue Date, if at any time the weighted average closing price of the Class B Common Stock for each of fifteen (15) consecutive Trading Days (each a "Mandatory Conversion Period") equals or exceeds 150% of the Conversion Price (subject to proportionate adjustment as provided in Section 7(e)) the Company shall have the option by delivery of written notice ("Mandatory Conversion Notice") to holders of shares of Series A Preferred Stock provided within five
(5) Business Days after the end of any Mandatory Conversion Period to convert any or all shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Class B Common Stock determined by dividing (i) the Liquidation Preference of such Preferred Stock plus the amount of any accrued but unpaid Base Dividends as of the Mandatory Conversion Date (as hereinafter defined) by (ii) the Conversion Price. The Company shall send the written notice provided for above, by mail to each holder of record of Series A Preferred Stock at its address then shown on the records of the Company, which notice shall state that the Company has elected to convert some or all of the Series A Preferred Stock and the effective date (the "Mandatory Conversion Date") of such conversion, which date shall be the last day of the applicable Mandatory Conversion Period, and that certificates evidencing shares of Series A Preferred Stock must be surrendered at the office of the Company (or of its transfer agent for the Class B Common Stock, if applicable).

      (ii) On or after the Mandatory Conversion Date, shares of Series A Preferred Stock shall no longer be deemed outstanding, the dividends shall cease to accumulate, the holders shall cease to be stockholders, all rights whatsoever with respect to the Series A Preferred Stock so converted will terminate, and the holders entitled to receive Class B Common Stock issuable upon conversion shall be treated for all purposes as the record holder of such Class B Common Stock as and after the Mandatory Conversion Date. The conversion shall occur on Mandatory Redemption Date without any further action by such holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class B Common Stock issuable upon such conversion unless certificates evidencing such shares of Series A Preferred Stock so converted are surrendered to the Company. Upon the occurrence of such conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock shall promptly surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series A Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate(s), a certificate or certificates for the number of shares of Class B Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the Mandatory Conversion Date.

      (d) Fractions of Shares. The Company shall not issue any fractional shares of Class B Common Stock upon conversion of the Series A Preferred Stock. Instead the Company shall round the results of a conversion up to the nearest full share of Class B Common Stock.

      (e) Adjustments to Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

            (1) Upon Stock Dividends, Subdivisions or Splits. If, at any time after the Original Issuance Date, the number of shares of Class B Common Stock outstanding is increased by a stock dividend payable in shares of Class B Common Stock or by a subdivision or split-up of shares of Class B Common Stock, then, following the record date for the determination of holders of Class B Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Class B Common Stock issuable on conversion of Series A Preferred Stock shall be increased in proportion to such increase in outstanding shares.

            (2) Upon Combinations. If, at any time after the Original Issuance Date, the number of shares of Class B Common Stock outstanding is decreased by a combination of the outstanding shares of Class B Common Stock into a smaller number of shares of Class B Common Stock, then, following the record date to determine shares affected by such combination, the Conversion Price shall be appropriately increased so that the number of shares of Class B Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

            (3) Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Company with or into another Person (where the Company is not the surviving Person or where there is a change in or distribution with respect to the Class B Common Stock), each share of Series A Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Company or of the successor Person resulting from such consolidation or surviving such merger, if any, to which the holder of the number of shares of Class B Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such Series A Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

            (4) Distributions. If the Company declares, pays or makes a Class B Common Distribution (as hereinafter defined), then the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such Class B Common Distribution by a fraction of which the numerator shall be the fair market value (as determined in good faith by the Board of Directors of the Company whose determination shall be final and binding absent manifest error) per share of Common Stock on the date fixed for such determination less the fair market value (as determined above) on such date of the portion of the assets, property and/or securities so to be distributed applicable to one share of Class B Common Stock and of which the denominator shall be such fair market value per share of Class B Common Stock on the date fixed for such determination, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such Class B Common Distribution. For purposes of this Section 7(e)(4), "Class B Common Distribution" means any dividend or other distribution declared, paid or made on or in respect of the Class B Common Stock (other than a distribution or dividend payable solely in Class B Common Stock for which an adjustment provided by Section 7(e)(1) above is made including any pro rata distribution of cash, property, securities or other assets to the holders of Class B Common Stock, whether or not paid out of capital, surplus or earnings).

      (f) Exercise of Conversion Privilege.

            (i) To convert shares of Series A Preferred Stock pursuant to
      Section 7(a), a holder must (A) surrender the certificate or certificates evidencing such holder's shares of Series A Preferred Stock to be converted, duly endorsed in a form satisfactory to the Company, at the office of the Company and (B) notify the Company at such office that such holder elects to convert Series A Preferred Stock and the number of shares such holder wishes to convert. Such notice referred to in clause (B) above shall be delivered substantially in the following form:

                      "NOTICE TO EXERCISE CONVERSION RIGHT"

      The undersigned, being a holder of the Series A Convertible Preferred Stock of Playboy Enterprises, Inc. (the "Convertible Preferred Stock") irrevocably exercises the right to convert ____________ outstanding shares of Convertible Preferred Stock on ___________, ____, into shares of Class B Common Stock of Playboy Enterprises, Inc. in accordance with the terms of the shares of Convertible Preferred Stock, and directs that the shares issuable and deliverable upon the conversion be issued and delivered in the denominations indicated below to the registered holder hereof unless a different name has been indicated below.

Dated:  [At least one Business Day prior to the date fixed for conversion]

Fill in for registration of
shares of Class B Common Stock
if to be issued otherwise
than to the registered
holder:

____________________________________
Name

____________________________________
Address


____________________________________       ____________________________________
Please print name and                                 (Signature)
address, including postal
code number

Denominations:  ____________________


            (ii) Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day (the "Conversion Date") of surrender of such shares of Series A Preferred Stock for conversion in accordance with the foregoing provisions and at such time the shares of Series A Preferred

      Stock (or portions thereof) submitted for conversion shall no longer be deemed outstanding, the dividend shall cease to accumulate on such shares, the holders shall cease to be stockholders with respect to such shares, and all rights whatsoever with respect to the Series A Preferred Stock so converted will terminate and the holders entitled to receive the Class B Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Class B Common Stock as and after such time. As promptly as practicable on or after the Conversion Date, the Company shall issue and shall deliver at any office of the Company or the transfer agent for the Series A Preferred Stock, a certificate or certificates for the number of full shares of Class B Common Stock issuable upon conversion.

            (iii) In the case of any certificate evidencing shares of Series A Preferred Stock which is converted in part only, upon such conversion the Company shall execute and deliver a new certificate representing an aggregate number of shares of Series A Preferred Stock equal to the unconverted portion of such certificate.

      (g) Notice of Adjustment of Conversion Price. Whenever the Conversion Price is adjusted as herein provided the Company shall compute the adjusted Conversion Price in accordance with Section 7(e) and a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be prepared by the Company, and as soon as practicable after it is prepared, such notice shall be mailed by the Company at its expense to all holders at their last addresses as they shall appear in the stock register.

      (h) Company to Reserve Class B Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued Class B Common Stock or out of the Class B Common Stock held in treasury, for the purpose of effecting the conversion of Series A Preferred Stock, the full number of shares of Class B Common Stock then issuable upon the conversion of all outstanding shares of Series A Preferred Stock.

      (i) Taxes on Conversions. The Company will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of Class B Common Stock on conversion of Series A Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Class B Common Stock in a name other than that of the holder to be converted or as payment of dividends, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the reasonable satisfaction of the Company that such tax has been or will be paid.

      (j) Status of Converted Series A Preferred Stock. Any shares of Series A Preferred Stock which shall have been exchanged pursuant to Section 7 hereof, shall, after such conversion, have the status of authorized but unissued shares of Preferred Stock without designation as to series, and shall not be reissued as Series A Preferred Stock.

      (k) Minimum Adjustment. No adjustment in the Conversion Price need be made until all cumulative adjustments amount to 1.0% or more of the Conversion Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

      Section 8. Certain Definitions. The following terms shall have the following respective meanings herein:

            "Business Day" means a day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or required to remain closed.

            "Closing Date" means the Closing Date as defined in that certain Purchase Agreement, dated March 6, 2003, among the Company, PEI Holdings, Inc., the subsidiary guarantors listed on Schedule B thereto, Banc of America Securities LLC and Lazard Freres & Co. LLC.

            "Junior Liquidation Stock" means any class or series of capital stock of the Company that, with respect to distributions upon liquidation, dissolution or winding up of the Company, ranks junior to the Series A Preferred Stock.

            "Parity Liquidation Stock" means any class or series of capital stock of the Company that, with respect to distributions upon liquidation, dissolution or winding up the Company, ranks on parity to the Series A Preferred Stock.

            "Senior Liquidation Stock" means any class or series of capital stock of the Company that, with respect to distributions upon liquidation, dissolution or winding up of the Company, ranks senior to the Series A Preferred Stock.

            "Series B Preferred Stock" means the shares of the Preferred Stock created by the Certificate of the Designations, Powers, Preferences and Rights of Series B Exchangeable Preferred Stock of PEI Holdings, Inc., as the same may be amended from time to time.

            "Trading Day" means a day on which the New York Stock Exchange, Inc., or if the New York Stock Exchange, Inc. is not the principle securities exchange or trading market for the Class B Common Stock, the principle securities exchange or trading market for the Class B Common Stock, is open for general trading of securities, other than a day on which general trading of securities on such exchange or market is suspended based on fluctuations in stock market averages or stock market indices or (other than where the context so requires) on a day on which general trading of the Class B Common Stock is suspended."


                            [Execution Page Follows]

      IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by [officer], its [title], this ____ day of ___________, 2003.


                                           PLAYBOY ENTERPRISES, INC.



                                           By:
                                              __________________________________
                                                Name:
                                                Title: